                                                                    EXHIBIT 99.1


                      [PORTER & HEDGES, L.L.P. LETTERHEAD]



                                December 17, 2003

Encysive Pharmaceuticals Inc.
6700 West Loop, 4th Floor
Bellaire, Texas 77401

Ladies and Gentlemen:

      We have acted as counsel to Encysive Pharmaceuticals Inc., a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a registration statement on Form S-3, No. 333-108107, as amended (the "Registration Statement"), and a related prospectus supplement (the "Prospectus Supplement") under the Securities Act of 1933, as amended. The Prospectus Supplement relates to the issuance of 6,500,000 shares (the "Shares") of the Company's common stock, $.005 par value (the "Common Stock"), pursuant to an Underwriting Agreement dated as of December 17, 2003 (the "Agreement"), among the Company, SG Cowen Securities Corporation, RBC Dain Rauscher Inc. and Needham & Company, Inc. (the "Underwriters"), in a firm commitment underwriting, together with up to 975,000 shares of Common Stock (the "Additional Shares") that may be issued by the Company pursuant to the Underwriters' option as described in the Prospectus Supplement.

      We have examined the Agreement and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

      Based upon such examination and review, we are of the opinion that the Shares to be issued and any Additional Shares that may be issued pursuant to the Agreement have been duly authorized, and upon issuance and delivery as described in the Prospectus Supplement, will be validly issued, fully paid, and nonassessable shares of Common Stock.

Encysive Pharmaceuticals Inc.
December 17, 2003
Page 2


      The opinion set forth above is limited in all respects to matters of the laws of the State of Texas, the General Corporation Law of the State of Delaware and applicable case law and the federal laws of the United States of America, to the extent applicable.

      We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the related prospectus and the Prospectus Supplement relating to the Shares.

                                            Very truly yours,

                                            /s/ Porter & Hedges, L.L.P.
                                            ---------------------------
                                                PORTER & HEDGES, L.L.P.